THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-F
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-F

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691

                                 Distribution Date                     09/25/96

                                                                                 SINGLE                        TOTAL
Reduction of the Stated Amount of Certificates                              CERTIFICATE                       AMOUNT
     Class A-1 Certificates.                           TW4                 $26.96924829                  $697,602.65
     Class A-2 Certificates.                           TX2                  $0.00000000                        $0.00
     Class A-3 Certificates.                           TY0                 $11.91797198                  $465,068.43
     Class A-4 Certificates.                           TZ7                  $0.00000000                        $0.00
     Class A-5 Certificates.                           UA0                  $0.00000000                        $0.00
     Class A-6 Certificates.                           UB8                  $0.00000000                        $0.00
     Class A-7 Certificates.                           UC6                  $0.00000000                        $0.00
     Class A-8 Certificates.                           UD4                  $0.00000000                        $0.00
     Class A-9 Certificates.                           UE2                  $0.00000000                        $0.00
     Class A-10 Certificates.                          UG7                  $0.00000000                        $0.00
     Class A-11 Certificates.                          UH5                  $0.00000000                        $0.00
     Class A-12 Certificates.                          UJ1                  $0.00000000                        $0.00
     Class PO Certificates.                            UK8                  $0.86735461                       $61.43
     Class X Certificates.                             UL6                          N/A                          N/A
     Class AR Certificates.                            UM4                  $0.00000000                        $0.00
     Class B-1 Certificates.                           UN2                  $0.63809456                    $7,369.58
     Class B-2 Certificates.                           UP7                  $0.63809456                    $3,684.79
     Class B-3 Certificates.                           UQ5                  $0.63809554                    $2,456.53
     Class B-4 Certificates.                                                $0.63809164                    $1,064.49
     Class B-5 Certificates.                                                $0.63810057                      $491.31
     Class B-6 Certificates.                                                $0.63809504                    $1,310.15

                                                Total Amount                                           $1,179,109.36

Aggregate amount of any Principal Prepayments                                                          $1,019,976.09

                                                                                 SINGLE                        TOTAL
Amount of distribution representing interest.                               CERTIFICATE                       AMOUNT
     Class A-1 Certificates.                                                $4.43313763                  $114,670.18
     Class A-2 Certificates.                                                $5.79166657                  $152,821.81
     Class A-3 Certificates.                                                $6.89820323                  $269,184.77
     Class A-4 Certificates.                                                $5.87499990                  $142,313.06
     Class A-5 Certificates.                                                $6.00000000                  $124,481.70
     Class A-6 Certificates.                                                $6.20833333                  $127,871.80
     Class A-7 Certificates.                                                $6.25000000                   $85,752.00
     Class A-8 Certificates.                                                $6.25000000                   $76,656.25
     Class A-9 Certificates.                                                $6.25000000                   $88,550.00
     Class A-10 Certificates.                                               $6.25000000                   $44,531.00
     Class A-11 Certificates.                                               $6.25000000                  $120,593.75
     Class A-12 Certificates.                                               $6.25000000                   $46,875.00
     Class PO Certificates.                                                 $0.00000000                        $0.00
     Class X Certificates.                                                  $0.65612773                  $165,949.08
     Class AR Certificates.                                                 $0.00000000                        $0.00
     Class B-1 Certificates.                                                $6.23469070                   $72,006.65
     Class B-2 Certificates.                                                $6.23468984                   $36,003.32
     Class B-3 Certificates.                                                $6.23469005                   $24,002.21
     Class B-4 Certificates.                                                $6.23469045                   $10,400.90
     Class B-5 Certificates.                                                $6.23468583                    $4,800.44
     Class B-6 Certificates.                                                $6.23469234                   $12,801.20

                                                Total Amount                                            1,720,265.68

Amount of interest shortfall                                               0.00


Stated Amount of Certificates after this
Distribution
                                                    ORIGINAL              SINGLE                    TOTAL
                                                     BALANCE           CERTIFICATE                 AMOUNT
Class A-1 Certificates.                             25,866,596.00         $791.45615063               $20,472,276.50
Class A-2 Certificates.                             26,386,500.00       $1,000.00000000               $26,386,500.00
Class A-3 Certificates.                             39,022,447.00         $907.84245437               $35,426,234.06
Class A-4 Certificates.                             24,223,500.00       $1,000.00000000               $24,223,500.00
Class A-5 Certificates.                             20,746,950.00       $1,000,00000000               $20,746,950.00
Class A-6 Certificates.                             20,596,800.00       $1,000.00000000               $20,596,800.00
Class A-7 Certificates.                             13,720,400.00       $1,000.00000000               $13,720,400.00
Class A-8 Certificates.                             12,265,000.00       $1,000.00000000               $12,265,000.00
Class A-9 Certificates.                             14,168,000.00       $1,000.00000000               $14,168,000.00
Class A-10 Certificates.                             7,124,960.00       $1,000.00000000                $7,124,960.00
Class A-11 Certificates.                            19,295,000.00       $1,000.00000000               $19,295,000.00
Class A-12 Certificates.                             7,500,000.00       $1,000.00000000                $7,500,000.00
Class PO Certificates.                                  70,824.55         $995,76785168                   $70,524.81
Class X Certificates.                              252,921,913.00         $982.82313676              $248,577,507.89
Class AR Certificates.                                     100.00           $0.00000000                        $0.00
Class B-1 Certificates.                             11,549,354.00         $996.91237276               $11,513,693.90
Class B-2 Certificates.                              5,774,677.00         $996.91237276                $5,756,846.95
Class B-3 Certificates.                              3,849,784.00         $996.91236963                $3,837,897.29
Class B-4 Certificates.                              1,668,240.00         $996.91237472                $1,663,089.10
Class B-5 Certificates.                                769,957.00         $996.91237303                  $767,579.66
Class B-6 Certificates.                              2,053,220.80         $996.91237786                $2,046,981.23

                                                                                  Total              $247,582,133.50

The Pool Stated Principal Balance for the                       $247,582.133.50
following Distribution Date

Amount of the  Master  Servicing  Fees paid to                        78,469.88
or  retained  by  the  Master   Servicer  with
respect to such Distribution Date


Pass-Through Rate for each Class of
Certificates
     Class A-1 Certificates.                                                                               6.500000%
     Class A-2 Certificates.                                                                               6.950000%
     Class A-3 Certificates.                                                                               9.000000%
     Class A-4 Certificates.                                                                               7.050000%
     Class A-5 Certificates.                                                                               7.200000%
     Class A-6 Certificates.                                                                               7.450000%
     Class A-7 Certificates.                                                                               7.500000%
     Class A-8 Certificates.                                                                               7.500000%
     Class A-9 Certificates.                                                                               7.500000%
     Class A-10 Certificates.                                                                              7.500000%
     Class A-11 Certificates.                                                                              7.500000%
     Class A-12 Certificates.                                                                              7.500000%
     Class PO Certificates.                                                                                0.000000%
     Class X Certificates.                                                                                 0.801114%
     Class AR Certificates.                                                                                0.000000%
     Class B-1 Certificates.                                                                               7.500000%
     Class B-2 Certificates.                                                                               7.499999%
     Class B-3 Certificates.                                                                               7.500000%
     Class B-4 Certificates.                                                                               7.500000%
     Class B-5 Certificates.                                                                               7.499994%
     Class B-6 Certificates.                                                                               7.500002%

Amount of Advances included in the                                    26,174.10
distribution on such Distribution Date.
Aggregate amount of Advances outstanding as                           32,062.42
of the close of business on such Distribution Date


The number and aggregate principal amounts of
Mortgage Loans delinquent
                                 30 to 59 days                                       24                 2,756,051.40
                                 60 to 89 days                                        4                   298,906.86
                                    90 or more                                        2                   197,662.55
The number and aggregate principal amounts of                                         2                   263,464.06
Mortgage Loans in foreclosure

Loan number and Stated Principal Balance of                     0             0
any Mortgage loan that became an REO Property during the preceding calendar month.

Total number and principal balance of any REO                   0             0
Properties as of the close of business on the Determination Date preceding such
Distribution Date.

Aggregate amount of Realized Losses incurred
during the preceding calendar month                                           0

Aggregate amount of Realized Losses through                                   0
Distribution Date

Special Hazard Loss Coverage Amount                                2,566,523.00
Required Fraud Loss Coverage Amount                                7,699,569.00
Current Bankruptcy Loss Coverage Amount                              100,000.00